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                                                                    EXHIBIT 3.02

                                     BYLAWS
                                       OF
                           TELCO COMMUNICATIONS, INC.

                                       I.
                                  SHAREHOLDERS

Section 1.  Place of Holding Meetings.

               All meetings of shareholders shall be held at the principal business office of the corporation in New Orleans, Louisiana, or at such other place as may be specified in the notice of the meeting.

Section 2.  Annual Election of Directors.

               The annual meeting of shareholders for the election of directors, and the transaction of other business, shall be held at 2:00 p.m., on the second Tuesday of June of each year, or the first business day thereafter when such day is a generally observed business holiday, beginning with the year 1997.

Section 3.  Voting.

            A. On demand of any shareholder, the vote for directors, or on any question before a meeting, shall be by ballot. All elections shall be had by plurality, and all questions decided by majority, of the votes cast except as otherwise provided by the articles by bylaws.

            B. At each meeting of shareholders, a list of the shareholders entitled to vote, arranged alphabetically and certified by the Secretary, showing the number and class of shares held by each such shareholder on the record date for the meeting, shall be produced on the request of any shareholder.

Section 4.  Quorum.

               Except as provided in the next section hereof, any number of shareholders, together holding at least a majority of the outstanding shares entitled to vote thereat, who are present in person or represented by proxy at any meeting, constitute a quorum for the transaction of business despite the subsequent withdrawal or refusal to vote of any shareholder.

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Section 5.     Adjournment of Meeting

                    If less than a quorum is in attendance at any time for which a meeting is called, the meeting may, after the lapse of at least half an hour, be adjourned by a majority in interest of the shareholders present or represented and entitled to vote thereat. If notice of such adjourned meeting is sent to the shareholders entitled to vote at the meeting, stating the purpose or purposes of the meeting and the previous meeting failed for lack of quorum, then any number of shareholders, present in person or represented by proxy, and together holding at least one-fourth of the outstanding shares entitled to vote thereat, constitute a quorum at the adjourned meeting.

Section 6.     Special Meetings: How Called

                    Special meetings of the shareholders for any purpose or
               purposes may be called by the president or by any two directors.

Section 7.     Notice of Shareholders' Meetings

                    Written or printed notice, stating the place and time of any meeting, and, if a special meeting, the general nature of the business to be considered, shall be given to each shareholder entitled to vote thereat, at his last known address, at least ten
               (10) days before the meeting in the case of an annual meeting and five (5) days before the meeting in the case of a special meeting. Any irregularity in the notice of an annual meeting held at the corporation's principal business office at the time prescribed in Section 2 of this Article I., shall not affect the validity of the meeting or any action taken thereat.

                                      II.
                                   DIRECTORS

Section 1.     Number of Directors.

                    The number of directors of the company is not less than
               three (3) nor more than seven (7) except that when all of the outstanding shares are held of record by fewer than three shareholders, then there need only as many directors as there are shareholders.

Section 2.     Place of Holding Meetings.

                    Meetings of the directors, regular or special, may be held at any place, within or outside Louisiana, as the board may determine. Meetings


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            of the directors may be attended telephonically, provided all attending directors certify the minutes of the meeting in writing.

Section 3.  First Meeting.

                 The first meeting of each newly elected board of directors shall be held immediately following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum is present; or they may meet at such time and place as fixed by the consent in writing of all of the directors, or by notice given by the majority of the remaining directors. At the first meeting, or at any subsequent meeting called for the purpose, the directors shall elect the officers of the corporation.

Section 4.  Regular Directors' Meeting.

                 Regular meetings of the directors shall be held at least
            semi-annually, and may be designated by the directors.

Section 5.  Special Directors' Meeting: How Called.

                 Special meetings of the directors may be called at any time by the board of directors or by the executive committee, if one be constituted, by vote at a meeting, or by the president, or in writing, with or without a meeting, by a majority of the directors or of the members of the executive committee. Special meetings may be held at such place or places within or outside Louisiana as may be held at such place as may be designated in the notice thereof.

Section 6.  Notice of Special Directors' Meetings.

                 Notice of the place and time of every special meeting of the board of directors shall be delivered to each director, or sent to him by telegraph or by mail, or by facsimile machine, or by leaving the same at his residence or usual place of business, at least two
            (2) days before the date of the meeting.

Section 7.  Quorum.

                 At all meetings of the board, a majority of the directors in office and qualified to act constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which a quorum is present is the action of the board of directors, unless the occurrence of a greater proportion is required for such action by law, the articles or these bylaws. "If a quorum is not present at any meeting of
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               directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. If a quorum be present, the directors present may continue to act by vote of a majority of a quorum until adjournment, notwithstanding the subsequent withdrawal of enough directors to leave less than a quorum or the refusal of any directors present to vote.

Section 8.     Remuneration to Directors.

                    Directors, as such, shall not receive any stated salary for their services, but by resolution of the board, expenses of attendance, if any, and except as to salaried officers or employees of the corporation or an affiliated company, a fixed fee may be allowed to directors for attendance at each regular or special meeting of the board or of any committee thereof; but this Section does not preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 9.     Powers of Directors.

                    The board of directors has the management of the business of the corporation, and subject to any restrictions imposed by law, the articles or these bylaws, may exercise all the powers of the corporation. Without prejudice to such general powers, the directors have the following specific powers:

                    (a) From time to time, to devolve the powers and duties of any officer upon any other person for the time being.

                    (b) To confer upon any officer the power to appoint, remove and suspend, and fix and change the compensation of, subordinate officers, agents and factors.

                    (c) To determine who shall be entitled to vote, or to assign and transfer any shares of stock, bonds, debentures or other securities of other corporations held by this corporation.

                    (d) To delegate any of the powers of the board to any standing or special committee or to any officer or agent (with power to subdelegate) upon such terms as they deem fit.

Section 10.    Resignations.

                    The resignation of a director shall take effect on receipt thereof by the president or secretary, or on any later date, not more than thirty (30) days after such receipt, specified therein.


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                                      III.
                                   COMMITTEES

Section 1.     Executive Committee

                    The board of directors may delegate the day-to-day
               managerial functions of the company to an executive committee delegating whatever powers to said committee which the board in its discretion may deem fit to so delegate. If an executive committee is appointed, the president shall be a member, and two
               (2) other members of the board of directors shall likewise be members, and the committee shall have all of the powers of the board when the board is not in session, except the power to declare dividends, make or alter bylaws, fill vacancies on the board or the executive committee, or change the membership of the executive committee.

Section 2.     Minutes of Meetings of Committees.

                    Any committees designated by the board shall keep regular
               minutes of their proceedings, and shall report the same to the board when required, but no approval by the board of any action properly taken by a committee shall be required.

Section 3.     Procedure

                    If the board fails to designate the chairman of a committee, the president, if a member, shall be chairman. Each committee shall meet at such times as it shall determine, and at any time on call of the chairman. A majority of a committee constitutes a quorum, and the committee may take action either by vote of a majority of the members present at any meeting at which there is a quorum or by written concurrence of a majority of the members. In case of absence or disqualification of a member of a committee at any meeting thereof, the qualified members present, whether or not they constitute a quorum, may unanimously appoint a director to act in place of the absent or disqualified member. The board has power to change the members of any committee at any time, to fill vacancies and to discharge any committee at any time.

                                      IV.
                                    OFFICERS

Section 1.     Titles.




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                    The officers of the corporation shall be a president, one or more vice presidents, a treasurer, a secretary, and such other officers as may, from time to time, be elected or appointed by the board. Any two officers may be combined in the same person, and none need be a director.

Section 2.     Chairman of the Board.

                    The Chairman shall, when present, preside at all meetings of any directors and shareholders.

Section 3.     President.

                    The president is the chief executive officer, with general management of the corporation's business and power to make contracts in the ordinary course of business; shall see that all orders and resolutions of the board are carried into effect and direct the other officers in the performance of their duties; has power to execute all authorized instruments; and shall generally perform all acts incident to the office of president; or which are authorized or required by law, or which are incumbent upon him under the provisions of the articles and these bylaws.

Section 3.     Vice President.

                    Each vice president shall have such powers, and shall
               perform such duties, as shall be assigned to him by the directors or by the president, and, in the order determined by the board, shall, in the absence or disability of the president, perform his duties and exercise his powers.

Section 4.     Treasurer.

                    The treasurer has custody of all funds, securities,
               evidences of indebtedness and other valuable documents of the corporation. He shall receive and give, or cause to be given, receipts and acquittances for moneys paid in on account of the corporation, shall pay out of the funds on hand all just debts of the corporation of whatever nature, when due. He shall enter, or cause to be entered, in books of the corporation to be kept for that purpose, full and accurate accounts of all moneys received and paid out on the account of the corporation, and, whenever required by the president or the directors, he shall render a statement of his accounts. He shall keep or cause to be kept such books as will show a true record of the expenses, gains, losses, assets and liabilities of the corporation; and he shall perform all of the other duties incident to the office of the treasurer. If required by the board, he shall give the corporation a bond for the faithful discharge of his duties and for restoration to the corporation, upon


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            termination of his tenure, of all property of the corporation under his control.

Section 5.  Secretary.

               The secretary shall give, or cause to be given, notice of all meetings of shareholders, directors and committees, and all other notices required by law or by these bylaws, and in the case of his absence or refusal or neglect to do so, any such notice may be given by the shareholders or directors upon whose request the meeting is called as provided in these bylaws. He shall record all the proceedings of the meetings of the shareholders, of the directors, and of committees in a book to be kept for that purpose. Except as otherwise determined by the directors, he has charge of the original stock books, transfer books and stock ledgers, and shall act as transfer agent in respect to the stock and other securities issued by the corporation. He has custody of the seal of the corporation, and shall affix it to all instruments requiring it; and he shall perform such other duties as he may be assigned by him by the directors or the president.


Section 6.  Assistants.

               Assistant secretaries or treasurers shall have such duties as may be delegated to them by the secretary and treasurer respectively.

                                       V.
                                 CAPITAL STOCK

Section 1.  Certificates of Stock.

               Certificates of stock, numbered, with the seal of the corporation affixed, signed by the president or a vice president, and the treasurer or secretary, shall be issued to each shareholder, certifying the number of shares owned by him in the corporation. If the stock certificates are countersigned by a transfer agent and a registrar, the signatures of the corporate officer may be facsimile.

Section 2.  Lost Certificates.

               A new certificate of stock may be issued in place of any
            certificate therefore issued by the corporation, alleged to have been lost, stolen, mutilated or destroyed, or mailed and not received, and the directors may in their discretion require the owner of the replaced certificate to give the corporation a bond, unlimited as to stated amount, to indemnify the company against any claim which may be made against it on account of

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               the replacement of the certificate or any payment made or other action taken in respect thereof.

Section 3.     Transfer of Shares.

                    Shares of stock of the corporation are transferable only on its books, by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer, the old certificates shall be surrendered to the person in charge of the stock-transfer records, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever a transfer is made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. The board may make regulations concerning the transfer of shares, and may in their discretion authorize the transfer of shares from the names of deceased person whose estates are not administered, upon receipt of such indemnity as they may require.

Section 4.     Record Dates.

                    The board may fix a record date for determining shareholders of record for any purpose, such date to be not more than sixty
               (60) days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, nor more than ten (10) days, prior to the date of the action for which the date is fixed.

Section 5.     Transfer Agents, Registrars.

                    The board may appoint and remove one or more transfer agents and registrars for any class of stock. If such appointments are made, the transfer agents shall effect original issuances of stock certificates and transfers of shares, record and advise the corporation and keep the stock, transfer and other pertinent records; and the registrar shall prevent over-issues by registering and countersigning all stock certificates issued. A transfer agent and registrar may be identical. The transfer agent and registrars, when covered with the company as obligees by an indemnity bond substantially in a form, and issued by a surety company, approved by the corporation's general counsel and providing indemnity unlimited in stated amount, or in form and amount and signed by a surety approved by the board, and upon receipt of an appropriate affidavit and indemnity agreement, may
               (a) countersign, register and deliver, in place of any stock certificate alleged to have been lost, stolen, destroyed or mutilated, or to have been mailed and not received, a replacement certificate for the same number of shares, and make any payment, credit, transfer, issuance, conversion or exchange to which the holder may be entitled in respect of


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               such replaced certificate, without surrender thereof for
               cancellation, and (b) effect transfers of shares from the names of deceased persons whose estates (not exceeding $1,000.00 in gross asset value) are not administered.

                                      VI.
                            MISCELLANEOUS PROVISIONS

Section 1.     Corporate Seal.

                    The corporate seal is circular in form, and contains the
               name of the corporation and the words "SEAL, LOUISIANA". The seal may be used by causing it, or a facsimile thereof, to be impressed or affiliated or otherwise reproduced.

Section 2.     Checks, Drafts, Notes.

                    All checks, drafts, other orders for the payment of money, and notes or other evidences of indebtedness, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall, from time to time, be determined by the board.

Section 3.     Notice.

                    Whenever any notice is required by these bylaws to be given, personal notice is not meant unless expressly so stated; any notice is sufficient if given by depositing the same in a mail receptacle in a sealed postage paid envelope addressed to the person entitled thereto at this last known address as it appears on the day of such mailing.

Section 4.     Waiver of Notice.

                    Whenever any notice of the time, place or purpose of any
               meeting of shareholders, directors or committee is required by law, the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting before or after the holding thereof, or actual attendance at the meeting of shareholders in person or by proxy or at the meeting of directors or committee in person, is equivalent to the giving of such notice except as otherwise provided by law.


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                                      VII.
                                   AMENDMENTS


     The shareholders or the directors, by affirmative vote of a majority of those present or represented, may, at any meeting, amend or alter any of the bylaws; subject, however, to the right of the shareholders to change or repeat any bylaws made or amended by the directors.

     THUS DONE AND SIGNED the 12th day of June, 1996.


                                        /s/      MILLER L. MAYS
                                        --------------------------------
                                                 President/CEO



ATTEST:

/s/    KARL RODRIQUEZ
-------------------------------
          Secretary






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